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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Synovis Life Technologies, Inc.

We consent to the incorporation by reference in Registration Statements Nos. 333-80259; 33-85394; 33-22302; 33-94588; 333-14093; 333-14137; 333-26783 of
Synovis Life Technologies, Inc. on Form S-8 and 333-86154 of Synovis Life Technologies, Inc. on Form S-3 of our reports dated November 27, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2002.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 29, 2003